UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 15, 2024

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA 01581

(Address of Principal Executive Offices) (Zip Code)

(508) 870-5959

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, Kopin Corporation (the “Company”) and Michael Murray, President and Chief Executive Officer of the Company, executed a new employment agreement with an effective date of April 15, 2024 (the “Employment Agreement”) to continue in his current role and serve as Chief Executive Officer and President. Under the Employment Agreement, Mr. Murray will receive an annual base salary of $495,000 with eligibility for a target bonus of 100% of base salary up to a maximum of 150% base salary based on a formula and the determination of achievement of goals as determined by the Board.

Mr. Murray is also eligible for the Company’s standard benefits package and to participate in all applicable group employee benefit plans and programs offered. Mr. Murray is eligible to receive equity awards covering the Company’s common stock. As of the effective date of the Employment Agreement, Mr. Murray is no longer eligible to participate in the executive stock program applicable to other senior executives of the Company. Provided that Mr. Murray continues to be employed by the Company on the date of a Change of Control (as defined in the Employment Agreement), all outstanding equity awards held by Mr. Murray immediately prior to the effective date of a Change of Control which vest based upon his continued service over time shall accelerate, become fully vested and/or exercisable, as the case may be, immediately prior to the Change of Control, and all outstanding equity awards held immediately prior to the Change of Control which vest based upon attainment of performance criteria shall vest based on target performance immediately prior to the change of control.

The foregoing description of the material terms of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 3024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	April 16, 2024	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)